Generex Biotechnology Corporation
33 Harbour Square, Suite 202
Toronto, Ontario
Canada M5J262

RE:      Registration Statement on Form S-1
         File No. 333-82667

Gentlemen/Ladies:

We have acted as counsel to Generex Biotechnology Corporation (the "Company") in connection with the preparation and filing of the above captioned Registration Statement (the "Registration Statement") relating to a public offering of up to 892,729 shares of the Company's Common Stock of the par value $.001 (the "Shares"). The Shares are proposed to be sold pursuant to the Registration Statement by certain shareholders of the Company and, with respect to a portion of the Shares, by the Company upon the exercise of outstanding warrants (the "Warrants").

We are familiar with the Registration Statement. We have reviewed the Company's Certificate of Incorporation and By-laws, each as amended to date. We also have examined such public and private corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for the purpose of expressing an opinion on the matters set forth below. In all examinations of documents we have assumed the genuiness of all signatures appearing on such documents, and the genuineness and authenticity of all copies of the original document.

On the basis of the foregoing, we are of the opinion that the outstanding Shares are, and that the Shares issuable upon the exercise of Warrants, when issued and sold upon the exercise of the Warrants as described in the Registration Statement, will be, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement, and consent to the reference to us under the caption "Legal Matters" In the Prospectus included in the Registration Statement.

Very truly yours,

                                           ECKERT SEAMANS CHERIN & MELLOTT, LLC



                                           By: /s/ Joseph Chicco
                                               -----------------------------
                                                     Joseph Chicco